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                                                                    EXHIBIT 99.3

PROXY
                            MEDE AMERICA CORPORATION
           90 MERRICK AVENUE, SUITE 501, EAST MEADOW, NEW YORK 11554

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEDE AMERICA, INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ____________ ___, 1999

The undersigned holder of capital stock of MEDE AMERICA CORPORATION hereby appoints __________ and __________ proxy for the undersigned, with full power of substitution, to represent and to vote as specified in this Proxy all capital stock of the undersigned stockholder would be entitled to vote if personally present at the Special Meeting of Stockholders to be held on ____________ ___, 1999, at ______ a.m. local time, at 90 Merrick Avenue, Suite 501, East Meadow, New York and at any adjournments or postponements of the Special Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matter.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO APPROVE AND ADOPT A MERGER AGREEMENT WITH HEALTHEON CORPORATION AND APPROVE A MERGER THAT WILL CAUSE MEDE AMERICA TO BECOME A WHOLLY OWNED SUBSIDIARY OF HEALTHEON, AND IN ACCORDANCE WITH THE DETERMINATION OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF MEDE AMERICA CORPORATION EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER. TO VOTE AT THE SPECIAL MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF MEDE AMERICA CORPORATION, YOU MAY SIGN AND DATE THE REVERSE SIDE OF THIS CARD WITHOUT CHECKING ANY BOX.

     PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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                                                                                                                PLEASE MARK
                                                                                                                VOTES AS IN
                                                                                                                THIS EXAMPLE  X
                                                            FOR   AGAINST   ABSTAIN

1. To approve and adopt a merger agreement with             ___     ___       ___
   Healtheon Corporation and approve a merger that will
   cause MEDE AMERICA CORPORATION to become a
   wholly owned subsidiary of Healtheon.
                                                                                          In their discretion, the proxies are
                                                                                          authorized to vote upon such other
                                                                                          business as may properly come before
                                                                                          the Special Meeting.

                                                                                          The undersigned acknowledges receipt
                                                                                          of the accompanying Notice of Special
                                                                                          Meeting of Stockholders and Proxy
                                                                                          Statement/Prospectus






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Signature(s): ____________________________________________ Date:__________, 1999
Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.
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